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                                                                   EXHIBIT 5.1.1


                              Kelly, Hart & Hallman
                          (a professional corporation)
                                 201 Main Street
                             Fort Worth, Texas 76102


                                 April 16, 2002

XTO Energy Inc.
810 Houston Street
Fort Worth, Texas  76102

         Re:   Registration Statement on Form S-3

Gentlemen:

         This firm has acted as counsel to XTO Energy Inc., a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3, File No. 333-71762 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time (A) by the Company of up to $590,000,000 aggregate amount of (i) debt securities of the Company, (ii) preferred stock, par value $0.01 per share, of the Company, (iii) common stock, par value $0.01 per share, of the Company and (iv) warrants of the Company to purchase debt securities, preferred stock or common stock and (B) by certain selling stockholders of the Company to be named in the Registration Statement of up to $10,000,000 of common stock. The opinion set forth below pertains to the offering of $300,000,000 of the Company's __% Senior Notes due 2012 (the "Senior Notes").

         In connection with this opinion, we have made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and if not originals are true and correct copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

         Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

         1. The issuance of the Senior Notes has been duly authorized and, upon the due execution, authentication and delivery of the Senior Notes in accordance with the terms of the Indenture and First Supplemental Indenture governing the Senior Notes between the Company and The Bank of New York, as Trustee (collectively, the "Indenture"), against payment therefor

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XTO Energy Inc.
April 16, 2002
Page 2

in accordance with the terms and conditions set forth in the Prospectus Supplement constituting a part of the Registration Statement, the Senior Notes will be validly issued.

         2. Upon the due execution, authentication and delivery of the Senior Notes in accordance with the terms of the Indenture against payment therefor in accordance with the terms and conditions set forth in the Prospectus Supplement constituting a part of the Registration Statement, the Senior Notes will constitute enforceable obligations of the Company, except (a) as such enforceability is limited by applicable bankruptcy, insolvency, fraudulent conveyance and other debtor relief laws of general applicability and (b) that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

         This opinion is further limited and qualified in all respects as follows:

         This opinion is specifically limited to matters of the existing laws of the United States of America and the General Corporation Law of the State of Delaware, and, with respect to the opinion in numbered paragraph 1 relating to provisions of the Indenture and the opinion in numbered paragraph 2 relating to the enforceability of the Senior Notes, to the existing laws of the State of New York. Except as expressly stated in the foregoing sentence, we express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.

         This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

         This opinion is based upon our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Validity of Offered Securities" in the Prospectus Supplement constituting a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                Respectfully Submitted,



                                KELLY, HART & HALLMAN
                              (A Professional Corporation)